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CNS Response Provides Third Quarter Corporate Update
Annual Meeting of Stockholders to be Held September 2009

Costa Mesa, CA – July 2, 2009 – CNS Response, Inc. (OTCBB: CNSO), today announced that its annual meeting of stockholders will be held in September 2009. The specific date, time and location will be provided within the coming weeks, along with the proxy statement and other relevant documents as required by the SEC.

“We have made much progress over the last 10 weeks and, with the completion of our fiscal third quarter ended June 30, we believe a corporate update is timely,” said CNS Response CEO George Carpenter.

Quarterly Highlights

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In mid-April, the CNS Response board of directors appointed George Carpenter as the Company’s new chief executive officer to head up the Company’s expansion and commercialization of its Referenced-EEG® product. Mr. Carpenter replaced Len Brandt, who was terminated by the Board of Directors on April 10, 2009.

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With the new management team in place, the Company took immediate steps to improve its balance sheet. These steps culminated in a much needed cash infusion of $1.2 million in convertible bridge financing from well known healthcare investor John Pappajohn and current CNS Response investor, SAIL Venture Partners, after almost 18 months of seeking additional investment. CNS Response believes it is now better positioned to identify additional equity financing to support the Company’s growth.

•	Enrollment of the Company’s treatment-resistant depression trial in 14 study sites has been completed. The Company expects to announce top-line results in November 2009.

•	We have commenced a two-year product plan, dependent upon receipt of additional capital, to significantly enhance Referenced-EEG® service and outcomes database.

Mr. Carpenter noted, “Additional funding is needed to continue the recent momentum of the last three months and drive our two-year product enhancement plan. We cannot stop strengthening our balance sheet. With results of our trial pending, now is a good time to enhance our cash reserves and complete the development of our product. We are taking all necessary steps to build our business, advance our corporate governance and control systems, and bring CNS Response to the next level.”

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CNS Response Provides Third Quarter Corporate Update

Additional Information and Where to Find It
This release may be deemed to be solicitation material in respect of the matters to be considered at the Company’s 2009 Annual Meeting of Stockholders and/or the purported special meeting called by Mr. Len Brandt. The Company intends to file a proxy statement with the Securities and Exchange Commission (“SEC”). SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Security holders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s Web site at www.sec.gov or from the Company at 2755 Bristol Street, Suite 285, Costa Mesa, CA 92626.

Participants in Solicitation
CNS and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the Company’s 2009 Annual Meeting of Stockholders and/or the purported special meeting called by Mr. Len Brandt. Information regarding the interests of the Company’s directors and executive officers in the proxy contest will be included in its definitive proxy statement.

About CNS Response
Today, most physicians are able to base treatment on objective test data, such as EKGs, MRIs, blood tests, etc.  Broadly speaking, such advances have not yet come to those physicians practicing psychiatry.

CNS Response has developed a patented data-analysis capability that, with the help of a simple, non-invasive EEG, will analyze a patient’s brain waves and compare the results to an extensive patient outcomes database. The process produces a rEEG® report providing a psychiatrist with guidance to personalize medication regimens for a patient, based on the patient’s own brain physiology. To read more about the benefits this patented technology provides physicians, patients and insurers, please visit the CNS Response website, www.cnsresponse.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements involve risks and uncertainties as set forth in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

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